Exhibit 10.2

Indemnity and Hold Harmless AGREEMENT

THIS Indemnity and Hold Harmless AGREEMENT (this “Agreement”) is entered into this 27th day of June, 2018, between First Capital Real Estate Operating Partnership LP, a Delaware limited partnership (“Buyer”) and FC First Trust LLC (To be renamed post-closing), f/k/a Talon First Trust, LLC (“Company”), First Capital Real Estate Trust Incorporated, a Maryland Corporation, (are collectively referred to as “Buyer Affiliates” ) and Talon OP, LP, a Minnesota limited partnership (“Talon OP”), Talon Real Estate Holding Corp, a Utah corporation (“Talon Holding”), Matthew and Brenda Kaminski (collectively, “Kaminski”) (Talon OP, Talon Holding, and Kaminski are collectively referred to as “Talon Affiliates”).

RECITALS

A.	Company owns certain real property located in the City of St. Paul, County of Ramsey, Minnesota, legally described on Exhibit A attached hereto (“Property”);

B.	Gamma Lending Omega, LLC, a ____ limited liability company (“Lender”) made a loan to Company in the original principal amount of Fifty-Five Million Dollars ($55,000,000.00) (“Loan” or “Existing Indebtedness”), which Loan is secured by a mortgage and other real estate documents on the Property and certain guaranties of Talon Affiliates, which Loan is evidenced by the loan documents attached hereto as Exhibit B;

C.	Talon OP, as Contributor, and Company, as Buyer, entered into that certain Contribution Agreement (“Contribution Agreement”) whereby, Talon OP, as Contributor, transferred and assigned to Buyer all right, title and interest in and to one hundred percent (100%) of the member interests of Company;

D.	As part of the Contribution Agreement and Buyer’s receipt of the member interest in Company, Buyer and Buyer Affiliates agreed to assume the Loan and Existing Indebtedness and indemnify and hold harmless Talon OP and Talon Affiliates from any and all obligations and liability with respect to the Loan and Existing Indebtedness; and

E.	Talon Affiliates and Buyer Affiliates desire to set forth their agreement with respect to indemnity obligations of the Company and Buyer Affiliates pursuant to the Contribution Agreement and as set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Buyer and Buyer Affiliates, intending to be legally bound, agree as follows:

1.           Recitals. The Recitals set forth above are true and correct in all material respects and are incorporated herein by reference.

2.           Loan Assumption Obligation. Company, Buyer and Buyer Affiliates agree to assume and pay all sums due and owing Lender with respect to the Loan and Existing Indebtedness.

3.           Indemnity. Company, Buyer, and Buyer Affiliates jointly and severally, hereby absolutely and unconditionally agree to indemnify, defend and hold harmless Talon OP and Talon Affiliates from any and all loses and liabilities which Talon OP and Talon Affiliates may sustain or become subject to as a result of or relating to any breach by the Company and/or Buyer from the failure of the Company and/or Buyer to pay all sums due and owing pursuant to the Loan and Existing Indebtedness.

4.           Defense. In the event the Lender commences an action or seeks to enforce repayment of the Loan and Existing Indebtedness against Talon OP and Talon Affiliates, the Company, Buyer shall defend all such claims and actions against Talon OP and Talon Affiliates including, without limitation, the appointment of, and payment to, legal counsel. Such legal counsel shall be reasonably acceptable to Talon OP and Talon Affiliates and the cost thereof shall be borne by the Company, Buyer.

5.           Duration. The obligation set forth in this Buyer have paid all sums due and owing to Lender with respect to the Loan and Existing Indebtedness; or (ii) until such time as Lender has released Talon OP and Talon Affiliates from any obligation with respect to Loan and Existing Indebtedness.

6.           Governing Law; Jurisdiction and Venue. This Agreement and all acts and transactions pursuant to this Agreement and the rights and the obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota. In the event of litigation, jurisdiction and venue shall lie in the Minnesota State Court, Ramsey County, or the Federal District courts for the District of Minnesota.

7.           Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modifications of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

8.           Counterparts. This Agreement may be executed by facsimile or email transmission and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.           Successors and Assigns. This Agreement shall be binding upon the Company and Buyer, and their successors and assigns, and shall inure to the benefit of Talon OP and Talon Affiliates, and their respective successors and assigns.

[Remainder of this page intentionally left blank. Signature page follows]

FC First Trust, LLC, f/k/a Talon First Trust, LLC

/s/ Suneet Singal
By:	Suneet Singal
Its:	Managing Member

First Capital Real Estate Operating Partnership LP, a Delaware Limited Partnership

By: First Capital Real Estate Trust Incorporated, a Maryland corporation
Its: General Partner

/s/ Suneet Singal
By: Suneet Singal
Its: Chairman, Chief Executive Officer

First Capital Real Estate TRUST, Incorporated, a Maryland corporation

/s/ Suneet Singal
By: Suneet Singal
Its: Chairman, Chief Executive Officer

Talon OP, L.P.

By: Talon Real Estate Holding Corp., its general partner

/s/ M.G. Kaminski
By: M.G. Kaminski
Its: CEO

Talon Real Estate Holding Corp.

/s/ M.G. Kaminski
By: M.G. Kaminski
Its: CEO

/s/ M.G. Kaminski
M.G. Kaminski, Individually

/s/ Brenda Kaminski
Brenda Kaminski, Individually

Exhibit A

Legal Description of Property

Exhibit B

Loan Documents

1.	Loan Agreement

2.	Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing

3.	Environmental and ADA Indemnity Agreement

4.	Assignment and Subornation of Management Agreement

5.	Assignment of Construction Contract

6.	Assignment of Contracts, Plans and Permits

7.	Completion Guaranty – Matthew G. Kaminski and Brenda Kaminski

8.	Guaranty Agreement – Talon OP, L.P.

9.	Limited Recourse Guaranty Agreement – Matthew G. Kaminski and Brenda A. Kaminksi

10.	Payment Guaranty Agreement – Matthew G. Kaminski and Brenda A. Kaminski

11.	Membership Interest Pledge and Security Agreement

12.	Bill of Sale and Assignment

13.	Certificate Regarding “Recycled” Single-Purpose Entity

14.	Closing Certificate

15.	UCC Financing Statement – Talon First Trust LLC (property)

16.	UCC Financing Statement – Talon OP, L.P. – Talon First Trust, LLC member interest

17.	UCC Financing Statement – Talon First Trust, LLC – property